UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 8, 2018
Skyworks Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-05560	04-2302115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Sylvan Road, Woburn, Massachusetts		01801
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:		781-376-3000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In May 2016, as part of a multi-year succession plan, Skyworks Solutions, Inc. (“Skyworks” or the “Company”) announced that David J. Aldrich had retired from his position as Chief Executive Officer of the Company effective as of May 11, 2016, and become Executive Chairman of Skyworks. In connection with his transition to Executive Chairman, the Company entered into a Second Amended and Restated Change of Control / Severance Agreement with Mr. Aldrich (the “Aldrich Agreement”).
On February 8, 2018, Mr. Aldrich informed Skyworks that he would not extend his term as Executive Chairman beyond the initial two-year period provided for in the Aldrich Agreement. Accordingly, on May 9, 2018, the date of Skyworks’ 2018 Annual Meeting, Mr. Aldrich’s tenure as Skyworks’ Executive Chairman will end, with the terms of the Aldrich Agreement governing the cessation of his employment.
Mr. Aldrich continues to serve as Skyworks’ Chairman of the Board and will be standing for re-election at the 2018 Annual Meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyworks Solutions, Inc.

February 14, 2018	By:	/s/ Robert J. Terry
	Name:	Robert J. Terry
	Title:	Senior Vice President, General Counsel and Secretary